Exhibit 24.1
PACTIV CORPORATION
POWER OF ATTORNEY
(DEBT OFFERING)
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Joseph E. Doyle, his or her true and lawful attorney-in-fact and agent with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done.
     IN TESTIMONY THEREOF, the undersigned have executed this instrument as of May 17, 2007.

/s/ Roger B. Porter
Roger B. Porter

/s/ Larry D. Brady
Larry D. Brady

/s/ K. Dane Brooksher
K. Dane Brooksher

/s/ Robert J. Darnall
Robert J. Darnall

/s/ Mary R. (Nina) Henderson
Mary R. (Nina) Henderson

/s/ N. Thomas Linebarger
N. Thomas Linebarger

/s/ Richard L. Wambold
Richard L. Wambold

/s/ Norman H. Wesley
Norman H. Wesley